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                                                                       Exhibit 9


                               BROWN & WOOD LLP
                            ONE WORLD TRADE CENTER
                           NEW YORK, NEW YORK 10048
                           TELEPHONE: (212) 839-5300
                           FACSIMILE (212) 839-5599


                                                   July 27, 1999
CMA Treasury Fund
800 Scudders Mill Road
Plainsboro, New Jersey 08536

Ladies and Gentlemen:


     We consent to the reference in Post-Effective Amendment No. 10 to the Registration Statement on Form N-1A (File Nos. 33-37439 and 811-6196) of our opinion dated March 28, 1991 filed on April 1, 1991 as an Exhibit to Pre-Effective Amendment No. 2 to such Registration Statement and to the use of our name in the prospectus and statement of additional information constituting parts thereof.

                                        Very truly yours,

                                        /s/ BROWN & WOOD LLP